Exhibit 10.5

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

PIPELINE AND GATHERING SERVICES AGREEMENT

This PIPELINE AND GATHERING SERVICES AGREEMENT (this “Agreement”) is dated as of [—], 2013, by and among Western Refining Company, L.P., a Delaware limited partnership, and Western Refining Southwest, Inc., an Arizona corporation (collectively, “WNR”), on one hand, and Western Refining Pipeline and Gathering, LLC, a Delaware limited liability company (“WRPG”), on the other. In consideration of the covenants and obligations contained herein, the Parties to this Agreement hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used throughout this Agreement shall have the meanings set forth below, unless otherwise specifically defined herein.

“Adjusted Minimum Commitments” means the Adjusted Minimum Mainline Movement Commitment, Adjusted Minimum Truck Offloading Commitment, Adjusted Minimum Gathering and Injection Commitment and Adjusted Minimum Storage Reservation Commitment.

“Adjusted Minimum Gathering and Injection Commitment” means WNR’s Minimum Gathering and Injection Commitment, adjusted by deducting the applicable Stipulated Gathering and Injection Commitment for each Pipeline and Gathering System or Facility that is no longer subject to this Agreement.

“Adjusted Minimum Mainline Movement Commitment” means WNR’s Minimum Mainline Movement Commitment, adjusted by deducting the applicable Stipulated Mainline Movement Commitment set forth on Schedule 22.3 for each Pipeline and Gathering System or Facility that is no longer subject to this Agreement.

“Adjusted Minimum Storage Reservation Commitment” means WNR’s Minimum Storage Reservation Commitment adjusted by deducting the applicable Stipulated Storage Reservation Commitment for each Pipeline and Gathering System or Facility that is no longer subject to this Agreement.

“Adjusted Minimum Truck Offloading Commitment” means WNR’s Minimum Truck Offloading Commitment, adjusted by deducting the applicable Stipulated Truck Offloading Commitment set forth on Schedule 22.3 for each Pipeline and Gathering System or Facility that is no longer subject to this Agreement.

“Agreement” has the meaning set forth in the Preamble.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, determination, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, requirement, or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect.

“Barrel” and “barrel” means a volume equal to 42 U.S. gallons of 231 cubic inches each, at 60 degrees Fahrenheit under one atmosphere of pressure.

“Base Invoice Amount” has the meaning set forth in Section 7.1.

“bpd” means Barrels per day.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the general transaction of business.

“Capacity Resolution” has the meaning set forth in Section 23.3.

“Carrier” means WNR or a third-party agent or contractor hired by WNR, who is in the business of transporting volumes via tank truck or rail car.

“Commencement Date” has the meaning set forth in Section 2.1.

“Confidential Information” has the meaning set forth in Section 27.1.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Credit” has the meaning set forth in Section 7.4.

“Definitive Agreement” has the meaning set forth in Section 21.2.

“Excess Amounts” means:

(a) with respect to mainline movement volumes, the fee owed by WNR to WRPG for mainline movement volumes in excess of the Minimum Mainline Movement Commitment;

(b) with respect to truck offloading services, the fee owed by WNR to WRPG for truck offloading volumes in excess of the Minimum Truck Offloading Commitment;

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(c) with respect to gathering and injection services, the fee owed by WNR to WRPG for gathering and injection services in excess of the Minimum Gathering and Injection Commitment; and

(d) with respect to storage services, the fee owed by WNR to WRPG for storage services in excess of the Minimum Storage Reservation Commitment.

“Extension Period” has the meaning set forth in Section 3.1.

“Facility” means each of those facilities comprising the Pipeline and Gathering System described on Schedule 1.1.

“FERC” means the Federal Energy Regulatory Commission.

“First Offer Period” has the meaning set forth in Section 21.2.

“Force Majeure” means circumstances not reasonably within the control of WRPG and which, by the exercise of due diligence, WRPG is unable to prevent or overcome that prevent performance of WRPG’s obligations, including: acts of God, strikes, lockouts or other industrial disturbances, wars, riots, fires, floods, storms, orders of courts or Governmental Authorities, explosions, terrorist acts, accidental disruption of service, breakage, breakdown to machinery, storage tanks or lines of pipe and inability to obtain or unavoidable delays in obtaining material or equipment and similar events.

“Force Majeure Notice” and “Force Majeure Period” each have the meaning set forth in Section 22.1.

“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

“Minimum Commitments” means the Minimum Mainline Movement Commitment, Minimum Truck Offloading Commitment, Minimum Gathering and Injection Commitment, and Minimum Storage Reservation Commitment.

“Minimum Gathering and Injection Commitment” means the minimum gathering and injection services set forth on Schedule 4.4; provided however, that the Minimum Gathering and Injection Commitment during the Month in which the Commencement Date occurs shall be prorated in accordance with the ratio of the number of days including and following the Commencement Date in such Month to the total number of days in such Month.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Minimum Gathering and Injection Fee” has the meaning set forth in Section 4.4.

“Minimum Mainline Movement Commitment” means the minimum mainline movement services set forth on Schedule 4.2; provided however, that the Minimum Mainline Movement Commitment during the Month in which the Commencement Date occurs shall be prorated in accordance with the ratio of the number of days including and following the Commencement Date in such Month to the total number of days in such Month.

“Minimum Mainline Movement Fee” has the meaning set forth in Section 4.2.

“Minimum Storage Reservation Commitment” means the minimum storage reservation commitment set forth on Schedule 4.5; provided however, that the Minimum Storage Reservation Commitment during the Month in which the Commencement Date occurs shall be prorated in accordance with the ratio of the number of days including and following the Commencement Date in such Month to the total number of days in such Month.

“Minimum Storage Reservation Fee” has the meaning set forth in Section 4.5.

“Minimum Truck Offloading Commitment” means the minimum truck offloading services set forth on Schedule 4.3; provided however, that the Minimum Truck Offloading Commitment during the Month in which the Commencement Date occurs shall be prorated in accordance with the ratio of the number of days including and following the Commencement Date in such Month to the total number of days in such Month.

“Minimum Truck Offloading Fee” has the meaning set forth in Section 4.3.

“Month” means the period commencing on the Commencement Date and ending on the last day of the calendar month in which service begins and each successive calendar month thereafter.

“Notice Period” has the meaning set forth in Section 24.1.

“Party” or “Parties” means each of WNR and WRPG.

“Partnership Change of Control” means Western Refining, Inc., ceasing to Control, directly or indirectly, the general partner of Western Refining Logistics, LP.

“Person” means any individual, partnership, limited partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or Governmental Authority or any department or agency thereof.

“Pipeline and Gathering System” means those assets described on Schedule 1.1.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Prime Rate” means the prime interest rate as reported in the New York edition of the Wall Street Journal on the due date of the applicable payment.

“Reasonable Efforts” means as to a Person, commercially reasonable efforts of such Person without the obligations to pursue any litigation or pay or incur any material monetary payments; provided, however, that the foregoing shall not require or cause any Party to (a) waive any right it may have under other provisions of this Agreement, (b) grant any material accommodations, or (c) take or cause to be taken any action, or to do or cause to be done anything, contemplated by this Agreement to be taken or done or caused to be taken or done by the another Party hereto.

“Refineries” means the refineries owned and operated by Western Refining, Inc., located in El Paso, Texas, and Gallup, New Mexico.

“Restoration” has the meaning set forth in Section 23.2.

“Right of First Refusal” has the meaning set forth in Section 21.2.

“Second Offer Period” has the meaning set forth in Section 21.2.

“Shortfall Amount” has the meaning set forth in Section 7.2.

“Stipulated Commitments” means the Stipulated Gathering and Injection Commitment, Stipulated Mainline Movement Commitment, Stipulated Storage Commitment and Stipulated Truck Offloading Commitment.

“Stipulated Gathering and Injection Commitment” means the stipulated volume in barrels as set forth for each Pipeline and Gathering System or Facility on Schedule 22.3.

“Stipulated Mainline Movement Commitment” means the stipulated volume in barrels as set forth for each Pipeline and Gathering System or Facility on Schedule 22.3.

“Stipulated Storage Commitment” means the storage capacity for each Pipeline and Gathering System or Facility covered by the Minimum Product Storage Commitment as set forth on Schedule 22.3.

“Stipulated Truck Offloading Commitment” means the stipulated volume in barrels as set forth for each Pipeline and Gathering System or Facility on Schedule 22.3.

“Suspension Notice” has the meaning set forth in Section 24.1.

“Term” and “Initial Term” each have the meaning set forth in Section 3.1.

“Termination Notice” has the meaning set forth in Section 22.1.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“WNR” has the meaning set forth in the Preamble.

“WRPG” has the meaning set forth in the Preamble.

ARTICLE 2

COMMENCEMENT DATE

2.1 The date of this Agreement shall be the “Commencement Date”.

ARTICLE 3

TERM

3.1 The initial term of this Agreement shall commence on the Commencement Date and shall continue through [—], 2023 (the “Initial Term”); provided, however, that the Initial Term may be extended for up to two (2) renewal terms of five (5) years each (each, an “Extension Period”) upon the mutual agreement in writing of WRPG and WNR no less than ninety (90) days prior to the end of the Initial Term or the then-current Extension Period. The Initial Term, and any extensions of this Agreement as provided above, shall be collectively referred to herein as the “Term”.

ARTICLE 4

SERVICES AND MINIMUM COMMITMENTS

4.1 Minimum Commitments. During the Term of this Agreement and subject to the terms and conditions of this Agreement, each Month WNR shall:

(a)	Throughput the Minimum Mainline Movement Commitment for which WNR shall pay a Minimum Mainline Movement Fee;

(b)	Offload the Minimum Truck Offloading Commitment for which WNR shall pay a Minimum Truck Offloading Fee;

(c)	Utilize gathering and injection services at the Minimum Gathering and Injection Commitment for which WNR shall pay a Minimum Gathering and Injection Fee; and

(d)	Reserve the Minimum Storage Reservation Commitment for which WNR shall pay a Minimum Storage Reservation Fee.

For the avoidance of doubt, these are monthly system-wide fee commitments for the Pipeline and Gathering System. During the Term of this Agreement and subject to the terms and conditions of this Agreement, each Month WRPG shall provide mainline movement services, truck offloading

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

services, gathering and injection services and storage services at the Pipeline and Gathering System in no less than volumes covered under the Minimum Storage Reservation Commitment, the Minimum Mainline Movement Commitment, the Minimum Truck Offloading Commitment and the Minimum Gathering and Injection Commitment, as applicable.

4.2 Mainline Movement Services. WRPG shall provide mainline movement services and WNR shall pay the per barrel fee set forth on Schedule 4.2 for the volumes WNR throughputs on the Pipeline and Gathering System for the Minimum Mainline Movement Commitment. The aggregate of these fees on a monthly basis for the Pipeline and Gathering System shall be referred to as the “Minimum Mainline Movement Fee.” Unless otherwise provided by an applicable tariff, WNR may utilize mainline movement services in excess of the volumes covered under the Minimum Mainline Movement Fee and, in such circumstances, WRPG shall prioritize WNR’s utilization of such mainline movement services over third-party customers. Any such excess mainline movement services will be at the per barrel fees set forth on Schedule 4.2. Subject to Article 13 and 14, WRPG may utilize any mainline movement capacity not being used by WNR to provide mainline movement services to third parties, provided, however, that WRPG shall be required, to the extent WNR desires to utilize any then-available capacity, to prioritize WNR’s utilization of such capacity over third-party customers.

4.3 Truck Offloading Services. WRPG shall provide truck offloading services and WNR shall pay the per barrel fee set forth on Schedule 4.3 for such truck offloading services for the Minimum Truck Offloading Commitment. The aggregate of these fees on a monthly basis shall be referred to as the “Minimum Truck Offloading Fee.” From time to time upon agreement of the Parties and to the extent there is available capacity, WNR may utilize truck offloading services in excess of the volumes covered under the Minimum Truck Offloading Fee and, in such circumstances, WRPG shall prioritize WNR’s utilization of such truck offloading services over third party customers. Any such excess truck offloading services will be at the per barrel fees set forth on Schedule 4.3. WRPG may utilize any truck offloading capacity not being used by WNR to provide truck offloading services to third parties, provided, however, that WRPG shall be required, to the extent WNR desires to utilize any then-available capacity, to prioritize WNR’s utilization of such capacity over third party customers.

4.4 Gathering and Injection Services. WRPG shall provide gathering and injection services and WNR shall pay the per barrel fee set forth on Schedule 4.4 for such gathering and injection services for the Minimum Gathering and Injection Commitment. The aggregate of these fees on a monthly basis shall be referred to as the “Minimum Gathering and Injection Fee.” From time to time upon agreement of the Parties and to the extent there is available capacity, WNR may utilize gathering and injection services in excess of the volumes covered under the Minimum Gathering and Injection Fee and, in such circumstances, WRPG shall prioritize WNR’s utilization of such gathering and injection services over third party customers. Any such gathering and injection services will be at the per barrel fees set forth on Schedule 4.4. WRPG may utilize any gathering and injection capacity not being used by WNR to provide gathering and injection services to third parties, provided, however, that WRPG shall be required, to the extent WNR desires to utilize any then-available capacity, to prioritize WNR’s utilization of such capacity over third party customers.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

4.5 Storage Services. WRPG shall provide storage services in storage tanks included in the Pipeline and Gathering System and WNR shall pay the monthly fee set forth on Schedule 4.5 to reserve, on a firm basis, the shell capacity set forth on Schedule 4.5. The aggregate of these fees on a monthly basis for the Pipeline and Gathering System shall be referred to as the “Minimum Storage Reservation Fee.” WRPG may utilize any shell capacity not being used by WNR to provide storage to third parties, provided, however, that WRPG shall be required, to the extent WNR desires to utilize any then-available storage capacity, to prioritize WNR’s utilization of such storage capacity over third-party customers.

4.6 Additional Services. If WNR requests services different in kind, scope or frequency from services provided for in this Agreement, then the Parties shall negotiate in good faith to determine whether such services may be provided and the appropriate rates to be charged for such additional services.

ARTICLE 5

THIRD PARTY CREDIT

5.1 To the extent that any of the pipelines included in the Pipeline and Gathering System become prorated and WRPG is required to transport volumes or otherwise provide third party service on such pipelines or related assets such that insufficient capacity exists to provide the minimum levels of services contemplated by Section 4.2 through Section 4.6, any Shortfall Amount that would otherwise be payable by WNR pursuant to Section 7.2 shall be reduced by the aggregate amount of transportation and other fees received by WRPG with respect to the provision of any third party services that resulted in WRPG being unable to provide the minimum levels of services contemplated by Section 4.2 through Section 4.6.

ARTICLE 6

SURCHARGES; FEE ADJUSTMENTS

6.1 Surcharges. If WRPG agrees to make capital expenditures at WNR’s request or if new laws or regulations that affect any of the services WRPG provides to WNR under this Agreement are enacted or promulgated that require WRPG to make material (individually or in the aggregate) capital expenditures, WRPG shall have the right to impose a monthly surcharge on the services provided under this Agreement to cover WNR’s share of the costs of complying with these laws or regulations or in certain circumstances to file an increased tariff rate, but only after WRPG has made commercially reasonable efforts to mitigate the effect of such laws or regulations. For non-tariff rate matters, WNR’s share of such costs will be calculated based on the volumes of product WRPG has handled for WNR at the impacted Facility (e.g. – truck rack, storage tank, gathering and injection facility) during the previous three (3) months compared to the total volumes of product handled by WRPG at the impacted facility for the same period.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

6.2 Mainline Movement Fee Adjustments. The Mainline Movement Fees shall be adjusted on July 1 of each year at a rate equal to the percentage change in any inflationary index promulgated by the FERC, in accordance with the FERC’s indexing methodology. In the event that the FERC terminates its indexing methodology, such fees shall be adjusted by a percentage equal to the change in the Producer Price Index for Finished Goods, seasonally adjusted, as published by the Department of Labor; provided, however, that in such event no Mainline Movement Fee shall be decreased below the Minimum Mainline Movement Fee in effect as of the Commencement Date.

6.3 Fee Adjustment for Other Services. All fees set forth in this Agreement other than the Mainline Movement Fee will be adjusted annually on July 1 of each year by a percentage equal to the change in the Producer Price Index for Finished Goods, seasonally adjusted, as published by the Department of Labor; provided, however, that no such fee shall be decreased below the applicable initial minimum fee in effect as of the Commencement Date.

ARTICLE 7

SHORTFALL PAYMENTS; CREDITS; PAYMENT

7.1 Base Invoice Amount. WRPG shall invoice WNR for fees owed to WRPG monthly based upon actual mainline movements, truck offloading, gathering and injection and storage services utilized (the “Base Invoice Amount”).

7.2 Shortfall Amount. If the Base Invoice Amount is less than the total of the Minimum Mainline Movement Fee, Minimum Truck Offloading Fee, Minimum Gathering and Injection Fee and Minimum Storage Reservation Fee for such month, and taking into account any credit due WNR pursuant to Article 5, WRPG shall also invoice WNR for such difference (the “Shortfall Amount”).

7.3 Payment Terms. WNR shall pay all amounts due pursuant to Sections 6.1, 7.1, 7.2 and 15.1 within ten (10) calendar days after WNR’s receipt of WRPG’s invoices. Any undisputed past due payments owed by WNR to WRPG shall accrue interest, payable on demand, at a rate equal to the Prime Rate plus two percent per annum from the due date of the payment through the actual date of payment.

7.4 Shortfall Credit. The dollar amount of any Shortfall Amount attributable to mainline movements, truck offloading and gathering and injection services (but not storage) paid by WNR shall be posted as a credit (a “Credit”) to WNR’s account and may be applied against any Excess Amounts owed by WNR during any of the succeeding twelve (12) Months. Credits will be applied in the order in which such Credits accrue and any remaining portion of the Credit that is not used by WNR during the succeeding twelve (12) Months shall expire (e.g., a Credit that accrues in January 2013 will be available through January 2014, will expire at the end of January 2014, and must be applied prior to applying any Credit which accrued in February 2013).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 8

VOLUME LOSSES

8.1 Each Month, WRPG will invoice WNR for 0.20% of the crude oil volume delivered to WRPG by WNR for such Month as a volume loss at a price equal to such Month’s calendar day average for NYMEX WTI less $8.00 per barrel. Following the end of such Month, WRPG will calculate the actual volume loss and will provide a credit to WNR for the amount of such actual volume loss at a price equal to such Month’s calendar day average for NYMEX WTI less $8.00 per barrel.

ARTICLE 9

NOMINATIONS AND PROCEDURES

9.1 For Mainline Movement Services, WNR shall nominate volumes that it intends to ship in accordance with the procedures specified by WRPG and consistent with past practices.

9.2 For Truck Offloading Services, Gathering and Injection Services and Storage Services, such services shall be at such times and in such quantities as are specified by WNR with sufficient advance notice as may be specified by WRPG; provided that all such services shall be on a priority basis with respect to such services at WRPG’s pipelines and related ancillary facilities.

ARTICLE 10

CONTROL, CUSTODY, TRANSFER AND TITLE

10.1 Control. Control and operation of the Pipeline and Gathering System shall rest exclusively with WRPG. WRPG shall be an independent contractor with respect to all services it provides under this Agreement. WRPG may suspend operations at the Pipeline and Gathering System if WRPG believes that any Person, equipment, or the environment is at risk of injury or damage.

10.2 Custody.

(a)	Pipeline Receipts. For volumes received by pipeline, custody of the volumes shall pass to WRPG at the flange where it enters the Pipeline and Gathering System’s receiving line.

(b)	Pipeline Deliveries. For volumes delivered by pipeline, custody of the volumes shall pass to WNR at the flange where it exits the delivery line.

(c)	Truck. For receipts and deliveries of volumes to or from trucks, custody shall pass at the flange where the hoses at WRPG’s facility interconnect with the truck.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

10.3 General. Unless provided otherwise by tariff, each Party shall be solely responsible for any loss, damage or injury to person or property or the environment, arising out of transportation, possession or use of such volumes while in that Party’s custody, subject to the loss allowance provisions or unless otherwise provided herein. Title to all volumes received in the Pipeline and Gathering System by or on behalf of WNR shall remain with WNR at all times. Both Parties acknowledge that this Agreement represents a bailment of such volumes by WNR to WRPG and not a consignment of such volumes, it being understood that WRPG has no authority hereunder to sell or seek purchasers for the volumes of WNR. WNR hereby warrants that it shall, at all times, have good title to and the right to deliver, throughput, store and receive volumes pursuant to the terms of this Agreement.

ARTICLE 11

PRODUCT QUALITY

11.1 WNR warrants that all volumes delivered under this Agreement shall meet the latest applicable pipeline specifications for such volumes and contain no deleterious substances or concentrations of any contaminants that may make it or its components commercially unacceptable in general industry application. WNR shall not deliver to any of the Pipeline and Gathering System any volumes which: (a) would in any way be injurious to any of the Pipeline and Gathering System; (b) would render any of the Pipeline and Gathering System unfit for the proper transportation or storage of similar products; (c) would contaminate or otherwise downgrade the quality of the products transported or stored; (d) may not be lawfully transported or stored at the Pipeline and Gathering System; or (e) otherwise do not meet applicable specifications for such volumes. If, however, there are volumes that do not have such applicable specifications, the specifications shall be mutually agreed upon by the Parties. Should WNR’s commingled volumes not meet or exceed the minimum quality standards set forth in this Agreement, WNR shall be liable for all loss, damage and cost incurred thereby, including damage to volumes of third parties commingled with WNR’s unfit volumes.

11.2 WRPG shall have the right to store compatible products received for WNR’s account with products belonging to WRPG or third parties in WRPG’s fungible products storage tanks. WRPG shall handle WNR’s fungible volumes in accordance with WRPG’s prevailing practices and procedures for handling such products. The quality of all volumes tendered into storage for WNR’s account shall be verified either by WNR’s refinery analysis or supplier’s certification, such that volumes so tendered shall meet WRPG’s specifications. All costs for such analysis shall be borne solely by WNR. WRPG shall have the right to sample any volumes tendered to the Pipeline and Gathering System hereunder. The cost of such sampling shall be borne solely by WRPG. All volumes returned to WNR shall meet or exceed the product specifications of such volumes when delivered by WNR to WRPG.

11.3 WRPG shall exercise reasonable care to ensure that all volumes delivered by third Parties into commingled storage with WNR’s volumes meet applicable specifications for such product. In the event that WNR’s volumes are commingled with third-party volumes that do not meet or exceed the minimum quality standards set forth in this Agreement, WRPG shall be liable for all loss, damage and cost incurred thereby.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 12

MEASUREMENT

12.1 All quantities of volumes:

(a)	received or delivered by or into truck shall be measured and determined based upon the meter readings at each Pipeline and Gathering System, as reflected by delivery tickets or bills of lading, or if such meters are unavailable, by applicable calibration tables;

(b)	received and delivered by pipeline shall be measured and determined based upon the meter readings of the pipeline operator, as reflected by delivery tickets, or if such meters are unavailable, by applicable calibration tables, or such other method as may be specified in any applicable tariff.

(c)	delivered by book transfer shall be reflected by entries in the books of WRPG.

12.2 Meters and temperature probes shall be calibrated according to applicable API standards; provided, however, that those meters utilized to determine losses for purposes of Article 8 shall be calibrated monthly at WRPG’s sole expense. WNR shall have the right, at its sole expense, and in accordance with procedures at the applicable Pipeline and Gathering System or Facility, to independently certify said calibration. Storage tank gauging shall be performed by WRPG’s personnel. WRPG’s gauging shall be deemed accurate unless challenged by an independent certified gauger. WNR may perform joint gauging at its sole expense with WRPG’s personnel. If WNR should request an independent gauger, such gauger must be acceptable to WRPG, and such gauging shall be at WNR’s sole expense.

ARTICLE 13

TRANSPORTATION SERVICES; PRIORITY

13.1 In order to effectuate the underlying objectives of this Agreement and subject to Section 14.4 below, WRPG agrees as follows:

(a) Throughout the Term of this Agreement, WRPG shall take such action as may be necessary, including filing and continuing to maintain WRPG existing tariffs, to permit WNR to ship the full Minimum Mainline Movement Commitment.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(b) Prior to filing any new tariff with a Governmental Authority, WRPG shall consult with WNR. WRPG shall ensure that any new tariff does not in any way impinge upon or prejudice any of WNR’s rights under the terms of this Agreement.

(c) WRPG shall provide WNR with reasonable advance notice before taking any actions to shut down or reduce throughput rates on any segment of the Pipeline and Gathering System or any gathering line. Upon request by WNR, WRPG shall provide a reasonable explanation for the actions it is taking, and if an action is temporary, inform WNR of the expected duration and work cooperatively with WNR to eliminate or minimize any disruption to WNR’s activities.

ARTICLE 14

REGULATORY MATTERS

14.1 WNR and WRPG shall not, and shall cause their respective affiliates to not, commence or support any tariff filing, application, protest, complaint or other proceeding before the FERC or any other applicable state regulatory agency for the purpose of requesting the FERC or such other agency to accept or set transportation rates or rules that would be inconsistent with the terms of this Agreement, provided that WNR shall have the right to challenge any proposed changes in WRPG base tariff rates or rules to the extent the changes are inconsistent with the FERC’s indexing methodology or other rate changing methodologies.

14.2 In the event that the FERC or any other applicable state or federal regulatory agency takes any adverse action with respect to a WRPG tariff maintained pursuant to and in accordance with this Agreement, WRPG shall diligently defend such tariff, including appealing any such adverse action. If any such adverse action is not stayed pending appeal, or, if a final, non-appealable decision is ultimately issued by the FERC or any other applicable state regulatory agency and confirmed by the applicable court having final authority in the matter that requires WRPG to amend any tariff, and such adverse action or tariff amendment is fundamentally contradictory to the provisions of this Agreement, then the Parties shall negotiate in good faith to amend, either on a temporary or permanent basis, this Agreement to comply with any such adverse action or such final, non-appealable judgment but still retain the protections and structures, as well as the economic substance, reflected by its current terms to the maximum extent permissible. In the event the Parties are unable to reach agreement with respect to such an amendment within a reasonable period of time after the taking of such adverse action or the issuance of such final judgment, which shall not be less than thirty (30) days, then either Party may terminate this Agreement.

14.3 WNR hereby agrees it will: (i) take all such actions and do all such things as WRPG shall reasonably request in connection with its applications for, and the processing of any certificates, approvals and authorizations of Governmental Authorities that are necessary for WRPG to perform its obligations under this Agreement; (ii) at all times support the transportation rates specified in this Agreement as a rate that it has agreed to pay; (iii) not directly or indirectly take any action that indicates a lack of support for the transportation rate

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

and terms agreed to in this Agreement; (iv) not file any action, protest or complaint with FERC or any other applicable state regulatory agency with respect to the WRPG tariffs on file as of the date of this Agreement; and (v) not file any complaint or other action at FERC or any other applicable state regulatory agency with respect to the WRPG tariffs currently on file, including any increased rates based on the inflationary index referred to in this Agreement, except to the extent the changes are inconsistent with the FERC’s indexing methodology or other rate changing methodologies.

14.4 Each Party’s obligations under the terms and provisions of this Agreement, including but not limited to Article 13 and this Article 14, shall be subject to compliance with all present and future Applicable Laws of any Governmental Authority having jurisdiction.

ARTICLE 15

TAXES

15.1 WNR shall pay or cause to be paid all taxes, (other than (a) income taxes, gross receipt taxes, personalty and other property taxes and similar taxes) and non-routine, non-recurring, extraordinary regulatory and third-party fees imposed by any federal, state or local government that WRPG incurs on WNR’s behalf for the services provided by WRPG under this Agreement. If WRPG is required to pay any of the foregoing, WNR shall promptly reimburse WRPG in accordance with the payment terms set forth in this Agreement.

ARTICLE 16

LIMITATION ON LIABILITY

16.1 Notwithstanding anything to the contrary contained herein, except to the extent incorporated in any applicable rate or rule tariff, neither Party shall be liable or responsible to the other Party or such other Party’s affiliated Persons for any consequential, incidental, or punitive damages, or for loss of profits or revenues (collectively referred to as “special damages”) incurred by such Party or its affiliated Persons that arise out of or relate to this Agreement, regardless of whether any such claim arises under or results from contract, tort, or strict liability; provided that the foregoing limitation is not intended and shall not affect special damages imposed in favor of unaffiliated Persons that are not Parties to this Agreement. THE PARTIES AGREE THAT THE RESTRICTIONS AND LIMITATIONS ON DAMAGES CONTAINED HEREIN DO NOT DEPRIVE THE PARTIES OF MINIMUM ADEQUATE REMEDIES UNDER TEXAS UCC SECTION 2-719 OR OTHER APPLICABLE LAW. In addition, WRPG shall not be responsible for any loss, damage, demurrage, or expense due to delay in loading or unloading of WNR’s volumes except to the extent due to WRPG’s gross negligence or willful misconduct.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 17

INDEMNITIES

17.1 Notwithstanding anything to the contrary contained herein, except to the extent incorporated in any applicable Rate or Rule Tariff, WRPG shall release, defend, protect, indemnify, and hold harmless WNR from and against any and all demands, claims (including third-party claims), losses, costs, suits, or causes of action (including, but not limited to, any judgments, losses, liabilities, fines, penalties, expenses, interest, reasonable legal fees, costs of suit, and damages, whether in law or equity and whether in contract, tort, or otherwise) for or relating to (i) personal or bodily injury to, or death of the employees of WNR and, as applicable, its Carriers, customers, representatives, and agents, (ii) loss of or damage to any property, products, material, and/or equipment belonging to WNR and, as applicable, its Carriers, customers, representatives, and agents, and each of their respective affiliates, contractors, and subcontractors (except for those volume losses provided for in Article 8), and (iii) loss of or damage to any other property, products, material, and/or equipment of any other description (except for those volume losses provided for in Article 8), and/or personal or bodily injury to, or death of any other person or persons; and with respect to clauses (i) through (iii) above, which is caused by or resulting in whole or in part from the acts and omissions of WRPG in connection with the ownership or operation of the Pipeline and Gathering System and Facility and the services provided hereunder, and, as applicable, its carriers, customers (other than WNR), representatives, and agents, or those of their respective employees with respect to such matters; PROVIDED THAT WRPG SHALL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS WNR FROM AND AGAINST ANY CLAIMS TO THE EXTENT THEY RESULT FROM THE BREACH OF CONTRACT, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF WNR.

17.2 Notwithstanding anything to the contrary contained herein, except to the extent incorporated in any applicable Rate or Rule Tariff, WNR shall release, defend, protect, indemnify, and hold harmless WRPG and, and each of its respective affiliates, officers, directors, shareholders, agents, employees, successors-in-interest, and assignees from and against any and all demands, claims (including third-party claims), losses, costs, suits, or causes of action (including, but not limited to, any judgments, losses, liabilities, fines, penalties, expenses, interest, reasonable legal fees, costs of suit, and damages, whether in law or equity and whether in contract, tort, or otherwise) for or relating to (i) personal or bodily injury to, or death of the employees of WRPG and, as applicable, its carriers, customers, representatives, and agents; (ii) loss of or damage to any property, products, material, and/or equipment belonging to WRPG and, as applicable, its carriers, customers, representatives, and agents, and each of their respective affiliates, contractors, and subcontractors (except for those volume losses provided for in Article 8); (iii) loss of or damage to any other property, products, material, and/or equipment of any other description (except for those volume losses provided for in Article 8), and/or personal or bodily injury to, or death of any other person or persons; and with respect to clauses (i) through (iii) above, which is caused by or resulting in whole or in part from the acts and omissions of WNR, in connection with WNR’s and its customers’ use of the Pipeline and Gathering System

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

and Facility and the services provided hereunder and WNR’s volumes stored hereunder, and, as applicable, its Carriers, customers, representatives, and agents, or those of their respective employees with respect to such matters; PROVIDED THAT WNR SHALL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS WRPG FROM AND AGAINST ANY CLAIMS TO THE EXTENT THEY RESULT FROM THE BREACH OF CONTRACT, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF WRPG.

ARTICLE 18

INSURANCE

18.1 At all times during the Term of this Agreement and for a period of two (2) years after termination of this Agreement for any coverage maintained on a “claims-made” basis, WNR and/or its Carrier (if applicable) shall maintain at their expense the insurance in the amounts as may be specified in writing by WRPG to WNR. WNR shall require that its Carriers provide such insurance, and WNR shall be liable to WRPG for their failure to do so. Such insurance shall provide coverage to WRPG and such policies, other than Worker’s Compensation Insurance, shall include WRPG as an Additional Insured. Each policy shall provide that it is primary to and not contributory with any other insurance, including any self-insured retention, maintained by WRPG (which shall be excess) and each policy shall provide the full coverage required by this Agreement. All such insurance shall be written with carriers and underwriters acceptable to WRPG, and eligible to do business in the states where the Pipeline and Gathering System and Facility are located and having and maintaining an A.M. Best financial strength rating of no less than “A-” and financial size rating no less than “VII”; provided that WNR and/or the Carrier may procure worker’s compensation insurance from the state fund of the state where the Pipeline and Gathering System and Facility are located.

18.2 All such policies must be endorsed with a Waiver of Subrogation endorsement, effectively waiving rights of recovery under subrogation or otherwise, against WRPG, and shall contain where applicable, a severability of interest clause and a standard cross liability clause.

18.3 Upon execution of this Agreement and prior to the operation of any equipment by WNR, Carrier or its authorized drivers at the Pipeline and Gathering System and Facility, WNR and/or Carrier will furnish to WRPG, and at least annually thereafter (or at any other times upon request by WRPG) during the Term of this Agreement (and for any coverage maintained on a “claims-made” basis, for two (2) years after the termination of this Agreement), insurance certificates and/or certified copies of the original policies to evidence the insurance required herein, including on behalf of Carrier’s contractors providing authorized vehicles or authorized drivers. Such certificates shall be in the form of the “Accord” Certificate of Insurance, and reflect that they are for the benefit of WRPG and shall provide that there will be no material change in or cancellation of the policies unless WRPG is given at least thirty (30) days prior written notice. Certificates providing evidence of renewal of coverage shall be furnished to WRPG prior to policy expiration.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

18.4 WNR and/or Carrier shall be solely responsible for any deductibles or self-insured retention.

18.5 WRPG may require each Carrier coming into the Pipeline and Gathering System or Facility to enter into a customary Access Agreement with WRPG and to carry the levels and types of insurance, with appropriate endorsements and certificates, specified for WNR hereunder.

ARTICLE 19

GOVERNMENT REGULATIONS

19.1 Product Certification. Each Party certifies that none of the products covered by this Agreement were derived from crude petroleum, petrochemical, or gas which was produced or withdrawn from storage in violation of any federal, state or other governmental law, nor in violation of any rule, regulation or promulgated by any governmental agency having jurisdiction in the premises.

19.2 Applicable Law. The Parties are entering into this Agreement in reliance upon and shall fully comply with all Applicable Law which directly or indirectly affects the products throughput hereunder, or any receipt, throughput delivery, transportation, handling or storage of products hereunder or the ownership, operation or condition of the Pipeline and Gathering System and Facility. Each Party shall be responsible for compliance with all Applicable Laws associated with such Party’s respective performance hereunder and the operation of such Party’s facilities. In the event any action or obligation imposed upon a Party under this Agreement shall at any time be in conflict with any requirement of Applicable Law, then this Agreement shall immediately be modified to conform the action or obligation so adversely affected to the requirements of the Applicable Law, and all other provisions of this Agreement shall remain effective.

19.3 New Or Changed Applicable Law. If during the Term, any new Applicable Law becomes effective or any existing Applicable Law or its interpretations is materially changed, which change is not addressed by another provision of this Agreement and which has a material adverse economic impact upon a Party, either Party, acting in good faith, shall have the option to request renegotiation of the relevant provisions of this Agreement with respect to future performance. The Parties shall then meet to negotiate in good faith amendments to this Agreement that will conform to the new Applicable Law while preserving the Parties’ economic, operational, commercial and competitive arrangements in accordance with the understandings set forth herein.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 20

TERMINATION

20.1 A Party shall be in default under this Agreement if:

(a) the Party materially breaches any provision of this Agreement and such breach is not cured within twenty (20) Business Days after notice thereof (which notice shall describe such breach in reasonable detail) is received by such Party; or

(b) the Party (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar Applicable Law, or has any such petition filed or commenced against it which is not withdrawn or dismissed within thirty (30) days; (ii) makes an assignment or any general arrangement for the benefit of creditors; (iii) otherwise becomes bankrupt or insolvent (however evidenced); or (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets which is not withdrawn or dismissed within thirty (30) days.

If any of the Parties is in default as described above, then the non-defaulting Party may: (i) terminate this Agreement upon notice to the defaulting Parties; (ii) withhold any payments due to the defaulting Parties under this Agreement; and/or (iii) pursue any other remedy at law or in equity.

20.2 WNR shall, upon expiration or termination of this Agreement, promptly remove all of its products including any downgraded and interface product from the Pipeline and Gathering System and Facility within thirty (30) days of such termination or expiration to the extent such removal is possible within this time frame. In the event all of the product is not removed within such thirty (30) day period, WNR shall be assessed storage fees to all products held in storage more than thirty (30) days beyond the termination or expiration of this Agreement until such time WNR’s entire product is removed from the Pipeline and Gathering System and Facility.

20.3 WNR shall, upon expiration or termination of this Agreement, promptly remove any and all of its owned equipment and restore the Pipeline and Gathering System and Facility to their condition prior to the installation of such equipment.

ARTICLE 21

RIGHT TO ENTER INTO NEW AGREEMENT; CAPACITY EXPANSION

21.1 Upon termination of this Agreement for reasons other than (a) a default by WNR pursuant to Section 20.1 or (b) any other termination of this Agreement initiated by WNR, WNR shall have the right to require WRPG to enter into a new Pipeline and Gathering Services agreement with WNR that (y) is consistent with the terms and objectives set forth in this Agreement and (z) has commercial terms that are, in the aggregate, substantially similar to fair market value terms as would be agreed by similarly-situated parties negotiating at arm’s length; provided, however; that the term of any such new transportation services agreement shall not extend beyond the term in effect under the previous Agreement at the time of Termination.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

21.2 In the event that WRPG proposes to enter into a Pipeline and Gathering Services agreement with a third party upon the termination of this Agreement for reasons other than (a) a default pursuant to Section 20.1 by WNR or (b) any other termination of this Agreement initiated by WNR, WRPG shall give WNR thirty (30) days’ prior written notice of any proposed new Pipeline and Gathering Services agreement with a third party, including (x) details of all of the material terms and conditions thereof and (y) a thirty (30)-day period (beginning upon WNR’s receipt of such written notice) (the “First Offer Period”) in which WNR may make a good faith offer to enter into a new Pipeline and Gathering Services agreement with WRPG (the “Right of First Refusal”). If WNR makes an offer on terms no less favorable to WRPG than the third-party offer with respect to such Pipeline and Gathering Services agreement during the First Offer Period, then WRPG shall be obligated to enter into a Pipeline and Gathering Services agreement with WNR on the terms set forth in the notice. If WNR does not exercise its Right of First Refusal in the manner set forth above, WRPG may, for the next thirty (30) days, proceed with the negotiation of the third party Pipeline and Gathering Services agreement. If WRPG and the party with which it is negotiating reach and sign a definitive agreement as to all material terms of a third party Pipeline and Gathering Services Agreement (the “Definitive Agreement”), WRPG shall immediately give WNR a full copy of the Definitive Agreement including all schedules and exhibits. WNR shall have thirty (30) days from the date of such notice (the “Second Offer Period”) to enter into an agreement with WRPG on the same terms and conditions contained in the Definitive Agreement.

21.3 If WRPG proposes the construction or acquisition of any new pipeline that connects to its Pipeline and Gathering System, any expansion or enhancement of capacity on any existing Pipeline on the Pipeline and Gathering System or any construction of new or the expansion of existing storage capacity associated with the Pipeline and Gathering System, then:

(a) WRPG shall give prior written notice of such proposal to WNR; and

(b) WNR will have a right of first refusal to reserve some portion or all of the additional throughput capacity or storage capacity on commercial terms that are equal or more favorable to WRPG than any commercial terms offered to WRPG by a third party.

ARTICLE 22

FORCE MAJEURE

22.1 As soon as possible upon the occurrence of a Force Majeure event, WRPG shall provide WNR with written notice of the occurrence of the event identifying the affected portion of the Pipeline and Gathering System and Facility (a “Force Majeure Notice”). WRPG shall identify in such Force Majeure Notice the approximate length of time that WRPG reasonably believes in good faith such Force Majeure shall continue (the “Force Majeure Period”). If WRPG advises in any Force Majeure Notice that it reasonably believes in good faith that the Force Majeure Period shall continue for more than twelve (12) consecutive Months, then at any time after WRPG delivers such Force Majeure Notice, either Party may terminate that portion of this Agreement relating to the affected portion of the Pipeline and Gathering System or Facility,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

but only upon delivery to the other Party of a notice (a “Termination Notice”) at least twelve (12) Months prior to the effectiveness of such termination; provided, however, that such Termination Notice shall be deemed cancelled and of no effect if the Force Majeure Period ends prior to the expiration of such twelve (12)-Month period. During the pendency of any Force Majeure Period, WRPG shall use Reasonable Efforts to continue to perform its obligations under this Agreement and to minimize or eliminate the adverse effects of such Force Majeure; provided however that WRPG shall not be required to settle any strikes or labor disputes by acceding to the demands of the opposing party or parties.

22.2 If, during the pendency of a Force Majeure event, WRPG is unable to meet the Minimum Commitments set forth in this Agreement, then affected commitments hereunder shall be proportionately reduced.

22.3 If this Agreement is terminated as to a Pipeline and Gathering System or Facility under this Article 22, then WNR’s Minimum Commitments shall be adjusted to the Adjusted Minimum Commitments for the remaining unaffected portion of the Pipeline and Gathering System or Facility.

22.4 For the avoidance of doubt, neither Party may exercise its right under this Article 22 to terminate this Agreement as a result of a Force Majeure with respect to any portion of the Pipeline and Gathering System or facilities that has been unaffected by, or has been restored to working order since, the applicable Force Majeure, including pursuant to a Restoration under Section 23.2(b).

ARTICLE 23

CAPABILITIES OF PIPELINE SYSTEM

23.1 Interruptions of Service. WRPG shall use reasonable commercial efforts to minimize the interruption of service on the Pipeline and Gathering System. WRPG shall promptly inform WNR of any anticipated interruption of service on any segment of the Pipeline and Gathering System affecting WRPG’s ability to receive crude oil or other petroleum products, as applicable, at any origin on the Pipeline and Gathering System or gathering pipeline connected to the Pipeline and Gathering System or to deliver crude oil or other petroleum products, as applicable, to Refineries, including relevant information about the nature, extent, cause and expected duration of the interruption and the actions WRPG is taking to resume full operations, provided that WRPG shall not have any liability for any failure to notify, or delay in notifying, WNR of any such matters except to the extent WNR has been materially prejudiced or damaged by such failure or delay.

23.2 Maintenance and Repair Standards.

(a) Subject to Force Majeure, interruptions for routine repair and maintenance consistent with applicable customary crude oil and other petroleum product pipeline standards, scheduling requirements as set forth in the applicable tariffs and any

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

requirements of Applicable Law, WRPG shall accept for shipment on the Pipeline and Gathering System products that meet the quality specifications to which the Parties have agreed or of any applicable tariff. Further, WRPG shall maintain and repair all portions of the Pipeline and Gathering System in accordance with pipeline industry standards and in a manner which allows each Pipeline to be capable, subject to Force Majeure, of shipping, storing and delivering volumes of crude oil and other petroleum products which are no less than the Minimum Commitments for such Pipeline.

(b) If for any reason, including without limitation a Force Majeure event, the throughput capacity of any Pipeline and Gathering System or Facility falls below its Minimum Commitments, then (Y) during such period of reduced throughput WNR’s obligation to ship the Minimum Commitments shall be reduced as described in Article 22 above and (Z) within a reasonable period of time after the commencement of such reduction, WRPG shall make repairs to and/or replace the affected portion of the Pipeline and Gathering System or Facility to restore the capacity of such Pipeline and Gathering System or Facility such that it is capable of transporting the Minimum Commitments applicable to such Pipeline and Gathering System or Facility (collectively “Restoration”). Except as provided in Section 23.3 and 23.4, all such Restoration shall be at WRPG’s cost and expense unless the damage creating the need for such repairs was caused by the negligence or willful misconduct of WNR, its employees, agents, representatives or customers.

23.3 Capacity Resolution. In the event of (i) the failure of WRPG to maintain any Pipeline such that it can support and transport the Minimum Commitments, then either Party shall have the right to call a meeting between executives of both Parties by providing at least two (2) Business Days’ advance written notice. Any such meeting shall be held at a mutually agreeable location and will be attended by executives of both Parties each having sufficient authority to commit his or her respective Party to a Capacity Resolution (hereinafter defined). At the meeting, the Parties will negotiate in good faith with the objective of reaching a joint resolution for the Restoration of capacity on the affected portion of the Pipeline and Gathering System which will, among other things, specify steps to be taken by WRPG to fully accomplish Restoration and the deadlines by which the Restoration must be completed (the “Capacity Resolution”). Without limiting the generality of the foregoing, the Capacity Resolution shall set forth an agreed upon time schedule for the Restoration activities. Such time schedule shall be reasonable under the circumstances, consistent with customary pipeline transportation industry standards and shall take into consideration WRPG’s economic considerations relating to costs of the repairs and WNR’s requirements concerning the operation of the Refineries. In the event that WNR’s economic considerations justify incurring additional costs to restore the Pipeline and Gathering System in a more expedited manner than the time schedule determined in accordance with the preceding sentence, WNR may require WRPG to expedite the Restoration to the extent reasonably possible, subject to WNR’s payment, in advance, of the estimated incremental costs to be incurred as a result of the expedited time schedule. Upon completion, WNR shall pay the difference between the actual portion of Restoration costs to be paid by WNR pursuant to this

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 23.3 and the estimated amount paid under the preceding sentence within thirty (30) days after receipt of WRPG’s invoice therefor, or, if appropriate, WRPG shall pay WNR the excess of the estimate paid by WNR over WRPG’s actual costs as previously described within thirty (30) days after completion of the Restoration.

23.4 WNR’s Right To Cure. If at any time after the occurrence of a Partnership Change of Control or a sale of a Refinery, WRPG (a) refuses or fails to meet with WNR within the period set forth in Section 23.3, (b) fails to agree to perform a Capacity Resolution in accordance with the standards set forth in Section 23.3 or (iii) fails to perform its obligations in compliance with the terms of a Capacity Resolution, WNR may, as its sole remedy for any breach by WRPG of any of its obligations under Section 23.3, require WRPG to complete a Restoration of the affected portion of the Pipeline and Gathering System. Any such Restoration required under this Section 23.4 shall be completed by WRPG at WNR’s cost. WRPG shall use commercially reasonable efforts to continue to provide transportation of crude oil and other petroleum products tendered by WNR under the applicable tariffs while such Restoration is being completed. Any work performed by WRPG pursuant to this Section 23.4 shall be performed and completed in a good and workmanlike manner consistent with applicable pipeline industry standards and in accordance with all applicable laws, rules and/or regulations. Additionally, during such period after the occurrence of (x) a Partnership Change of Control or (y) a sale of a Refinery, WNR may exercise any remedies available to it under this Agreement (other than termination), including the right to immediately seek temporary and permanent injunctive relief for specific performance by WRPG of the applicable provisions of this Agreement, including, without limitation, the obligation to make Restorations described herein.

23.5 Commingled Storage. All storage and throughput of WNR’s volumes shall be on a fungible commingled basis, and WRPG may commingle such volumes with products of like grade and kind. All tank heels shall be allocated among all storage users on a pro rata basis. Subject to any applicable tariff and Article 13 and 14, WRPG shall have the right to enter into arrangements with third parties to throughput and store volumes at each Pipeline and Gathering System and Facility, provided however, that, subject to any applicable tariff and Article 13 and 14, WRPG shall not enter into any third party arrangements that would restrict or limit the ability of WNR to throughput or store the Minimum Mainline Movement Commitment or Minimum Storage Reservation Commitment each Month without proration or allocation, on reasonable schedules consistent with WNR’s requirements, and to receive the services provided herein.

23.6 Dedicated Storage. In the event that the Parties determine to use dedicated storage tanks during the Term of this Agreement, such storage tanks and capacities shall be dedicated and used exclusively for the storage and throughput of WNR’s product. For those dedicated tanks, WNR shall be responsible for providing all tank heels required for operation of such tanks.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 24

SUSPENSION OF REFINERY OPERATIONS

24.1 In the event that WNR decides to permanently or indefinitely suspend refining operations, in full or in part, at any of WNR’s Refineries for a period that shall continue for at least twelve (12) consecutive Months, WNR may provide written notice to WRPG of WNR’s intent to terminate or proportionately reduce, as applicable, that part of this Agreement relating to the affected portion of the Pipeline and Gathering System or other facilities (the “Suspension Notice”). Such Suspension Notice shall be effective upon the expiration of the twelve (12)-Month period following the date such notice is sent (the “Notice Period”). If, however, WNR provides notice to WRPG, more than two Months prior to the expiration of the Notice Period, of its intent to resume operations at the applicable Refinery or portion thereof, then the Suspension Notice shall be deemed revoked and the applicable portion of this Agreement shall continue in full force and effect as if such Suspension Notice had never been delivered.

24.2 During the Notice Period:

(a) WRPG may provide transportation or storage services utilizing the affected portions of the Pipeline and Gathering System pursuant to one or more third-party agreements without the consent of WNR; and

(b) WNR’s Minimum Commitments shall be reduced to the extent of third party usage of such capacity provided that WNR shall still have access on a priority basis to the extent there is available capacity.

24.3 Upon the expiration of the Notice Period, WNR’s Minimum Commitments shall be adjusted to the Adjusted Minimum Commitments for the remaining unaffected portion of the Pipeline and Gathering System or facilities.

ARTICLE 25

ASSIGNMENT; PARTNERSHIP CHANGE OF CONTROL

25.1 WNR shall not assign any of its obligations hereunder without WRPG’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however; that WNR may assign this Agreement, without WRPG’s consent, (a) to an affiliate; provided such assignment shall not relieve WNR of its obligations under this Agreement and (b) in connection with a sale by WNR of a Refinery associated with a portion of the Pipeline and Gathering System so long as the transferee: (i) agrees to assume all of WNR’s obligations under this Agreement with respect to such portion of the Pipeline and Gathering System; and (ii) is financially and operationally capable of fulfilling the terms of this Agreement, which determination shall be made by WRPG in its reasonable judgment.

25.2 WRPG shall not assign any of its rights or obligations under this Agreement without WNR’s prior written consent, which consent shall not be unreasonably withheld,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

conditioned or delayed; provided, however, that (i) WRPG may assign this Agreement, without WNR’s consent, (a) to an affiliate; provided such assignment shall not relieve WRPG of its obligations under this Agreement and (b) in connection with a sale by WRPG of all or a portion of the Pipeline and Gathering System so long as the transferee: (A) agrees to assume all of WRPG’s obligations under this Agreement with respect to such portion of the Pipeline and Gathering System; (B) is financially and operationally capable of fulfilling the terms of this Agreement, which determination shall be made by WNR in its reasonable judgment; and (C) is not a competitor of WNR; and (ii) WRPG shall be permitted to make a collateral assignment of this Agreement solely to secure working capital financing for WRPG.

25.3 If either WNR or WRPG assigns its rights or obligations under this Agreement relating to a specific portion of the Pipeline and Gathering System (other than to an affiliate), then:

(a) the Minimum Commitments with respect to the remaining portion of the Pipeline and Gathering System shall be converted to the Adjusted Minimum Commitments; and

(b) both WNR’s and WRPG’s obligations shall continue with respect to the remaining portion of the Pipeline and Gathering System.

25.4 Any assignment that is not undertaken in accordance with the provisions set forth above shall be null and void ab initio. A Party making any assignment shall promptly notify the other Party of such assignment, regardless of whether consent is required. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

25.5 WNR’s obligations hereunder shall not terminate in connection with a Partnership Change of Control, provided however, that in the case of a Partnership Change of Control, WNR shall have the option to extend the Term of this Agreement as provided in Article 3. WRPG shall provide WNR with notice of any Partnership Change of Control at least sixty (60) days prior to the effective date thereof.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 26

NOTICE

26.1 All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given: (i) if by transmission by facsimile or hand delivery, when delivered; (ii) if mailed via the official governmental mail system, five (5) Business Days after mailing, provided said notice is sent first class, postage pre-paid, via certified or registered mail, with a return receipt requested; (iii) if mailed by an internationally recognized overnight express mail service such as Federal Express or UPS one (1) Business Day after deposit therewith prepaid; or (iv) if by e-mail one Business Day after delivery with receipt confirmed. All notices will be addressed to the Parties at the respective addresses as follows (or to such other address or to such other person as either Party will have last designated by notice to the other Party):

If to WNR, to:

Attn: President – Refining and Marketing

Western Refining Company, L.P.

Western Refining Southwest, Inc.

Western Refining Wholesale, Inc.

1250 W. Washington Street, Suite 101

Tempe, Arizona 85281

Facsimile: 602-683-5736

With a copy to:

Attn: Office of the General Counsel

Western Refining Company, L.P.

Western Refining Southwest, Inc.

Western Refining Wholesale, Inc.

1250 W. Washington Street, Suite 101

Tempe, Arizona 85281

Facsimile: 602-797-2650

If to WRPG, to:

Attn: Senior Vice President – Operations

Western Refining Pipeline and Gathering, LLC

1250 W. Washington Street, Suite 101

Tempe, Arizona 85281

Facsimile: 602-683-5737

With a copy to:

Attn: Office of the General Counsel

Western Refining Pipeline and Gathering, LLC

1250 W. Washington Street, Suite 101

Tempe, Arizona 85281

Facsimile: 603-797-2650

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 27

CONFIDENTIAL INFORMATION

27.1 The Parties understand and agree that the terms and conditions of this Agreement, all documents referred to herein and all communications between the Parties regarding this Agreement and the Services (collectively, the “Confidential Information”) are confidential, shall only be used in connection with this Agreement and shall not, without the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, be disclosed by a Party to a third party at any time other than to: (i) a Party’s parent, affiliate or subsidiary entities, and their respective officers, directors, employees, accountants, attorneys or consultants; (ii) as may be necessary to enforce their respective rights under this Agreement; (iii) to the extent necessary or required by Laws, legal process, order of court or other judicial body, or pursuant to any government agency, regulatory body or security exchange; or (iv) to a purchaser or potential purchaser of all or substantially all of a Party’s assets or interests or to a potential purchaser of the assets or interest in any Pipeline and Gathering System or Facility which is under a written obligation of confidentiality to the Party disclosing such information and which agrees to be bound by the non-disclosure provisions herein. Notwithstanding anything herein to the contrary, the Parties may disclose the existence of and general terms regarding the Agreement to third parties, though not specific terms such as pricing, without the need for such consent. Confidential Information shall not include information which is or becomes available to the general public without fault of the receiving Party, was in the possession of the receiving Party on a non-confidential basis prior to receipt from the disclosing Party, is obtained by the receiving Party without confidentiality obligations, or is independently developed by the receiving Party without reference to or use of the disclosing Party’s Confidential Information. The obligations in this Article 27 shall survive the termination of this Agreement for a period of two (2) years.

ARTICLE 28

MISCELLANEOUS

28.1 Modification; Waiver. This Agreement may be terminated, amended or modified only by a written instrument executed by the Parties. Any of the terms and conditions of this Agreement may be waived in writing at any time by the Party entitled to the benefits thereof. No waiver of any of the terms and conditions of this Agreement, or any breach thereof, will be effective unless in writing signed by a duly authorized individual on behalf of the Party against which the waiver is sought to be enforced. No waiver of any term or condition or of any breach of this Agreement will be deemed or will constitute a waiver of any other term or condition or of any later breach (whether or not similar), nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

28.2 Entire Agreement. This Agreement, together with the Schedules, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

28.3 Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Texas without giving effect to its conflict of laws principles. In the event any dispute between the Parties is not resolved by arbitration as set forth herein, each Party hereby irrevocably submits to the exclusive jurisdiction of any federal court of competent jurisdiction situated in the United States District Court for the Southern District of Texas sitting in Houston, Texas, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Harris County, Texas. The Parties expressly and irrevocably submit to the jurisdiction of said Courts and irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement brought in such Courts, irrevocably waive any claim that any such action, suit or proceeding brought in any such Court has been brought in an inconvenient forum and further irrevocably waive the right to object, with respect to such claim, action, suit or proceeding brought in any such Court, that such Court does not have jurisdiction over such Party. The Parties hereby irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Texas. Nothing contained herein shall affect the right to serve process in any manner permitted by law.

28.4 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the Parties hereto, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.

28.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith with a view to substitute for such provision a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

28.6 No Third Party Beneficiaries. It is expressly understood that the provisions of this Agreement do not impart enforceable rights in anyone who is not a Party or successor or permitted assignee of a Party.

28.7 ARBITRATION. THE PARTIES AGREE THAT TO THE EXTENT ANY DISPUTE DOES NOT INVOLVE DISPUTED AMOUNTS IN EXCESS OF $1,000,000, ANY SUCH DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE DECIDED BY CONFIDENTIAL, BINDING NEUTRAL ARBITRATION AS PROVIDED BY TEXAS LAW TO BE CONDUCTED IN ACCORDANCE WITH THE JAMS STREAMLINED ARBITRATION RULES AND PROCEDURES BY A SINGLE NEUTRAL ARBITRATOR. THE PARTIES ARE GIVING UP ANY RIGHTS EACH MIGHT POSSESS TO DISCOVERY AND APPEAL OF SUCH DISPUTES AND TO HAVE SUCH DISPUTES LITIGATED IN A COURT OR BY JURY TRIAL. THE AGREEMENT TO THIS PROVISION IS VOLUNTARY.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Unless the Parties agree otherwise, the place of any arbitration shall be Harris County, Texas. The arbitrators shall issue a reasoned written decision and award which shall not include any damages which are prohibited hereunder. The obligations of the Parties under this Section shall survive the expiration or termination of this Agreement. In the event that any dispute involves amounts in excess of $1,000,000, the Parties may litigate the dispute in accordance with the remaining provisions of this Agreement.

28.8 WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY PERFORMANCE OR FAILURE TO PERFORM OF ANY OBLIGATION HEREUNDER.

28.9 Schedules. Each of the Schedules attached hereto and referred to herein is hereby incorporated in and made a part of this Agreement as if set forth in full herein.

[SIGNATURE PAGES FOLLOW]

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.

Western Refining Company, L.P.

By:
Name:
Title:

Western Refining Southwest, Inc.

By:
Name:
Title:

Western Refining Pipeline and Gathering, LLC

By:
Name:
Title:

Signature Page to Pipeline and Gathering Services Agreement

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 1.1

Pipeline and Gathering System

A.	Four Corners System

The Four Corners System includes:

1.	San Juan 6-inch Pipeline, a six-inch crude oil pipeline approximately 18 miles in length connecting the Bloomfield terminal operated by Western Refining Terminals, Inc. (“WRT”) to the Bisti crude oil station;

2.	West 6-inch Pipeline, a six-inch crude oil pipeline approximately 77 miles in length connecting the Bisti crude oil station to WNR’s Gallup Refinery;

3.	TexNew Mex 16” Pipeline Segment, a 16-inch crude oil pipeline approximately 43 miles in length connecting the Bisti crude oil station to the Star Lake, New Mexico crude oil station;

4.	East 6-inch Pipeline, a six-inch crude oil pipeline approximately 105 miles in length connecting the Pettigrew crude oil station to the Star Lake, New Mexico crude oil station and WNR’s Gallup Refinery;

5.	Wingate 4-inch NGL Pipeline, a four-inch NGL pipeline approximately 14 miles in length connecting Phillips 66’s NGL plant located in Gallup, New Mexico to WNR’s Gallup Refinery; and

6.	Other. The Bisti, Star Lake, Lybrook, and Pettigrew Stations combine to have (i) 18 crude oil storage and breakout tanks with a total combined capacity of 356,449 barrels; (ii) four truck receipt locations and (iii) a connection point with the Navajo Nation Oil and Gas Company Running Horse pipeline.

B.	Permian/Delaware Basin System

The Permian/Delaware Basin System includes:

1.	Main 12-inch Pipeline, a 12-inch crude oil pipeline approximately 20 miles in length connecting the Mason Station crude oil facility to the T Station crude oil facility;

2.	West 10-inch Pipeline and CR-285 Crude Oil Station, a 10-inch crude oil pipeline approximately 7 miles in length extending westward from the T Station crude oil facility and a two-bay truck loading and unloading location with associated storage;

Schedule 1.1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

3.	East 10-inch Pipeline and CR-1 Crude Oil Station, a 10-inch crude oil pipeline approximately 12 miles in length extending eastward from the T Station crude oil facility and a two-bay truck loading and unloading location and associated storage permitting;

4.	T Station Crude Oil Facility, a crude oil station including a staging tank;

5.	Mason Station Crude Oil Facility, a crude oil facility including two 80,000 barrel crude oil storage tanks, a seven-bay truck loading and unloading location and nine automatic custody transfer units; and

6.	McCamey Crude Oil Station, located in Upton County, Texas including a four-bay truck rack and crude receipt tanks; and

7.	Riverbend 4-inch Gathering Pipeline, a four-inch crude oil pipeline approximately 2.5 miles in length connecting Riverbend crude oil tanks in Crane County, Texas owned by third parties to the Kinder Morgan Wink pipeline.

Schedule 1.1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 4.2

Minimum Mainline Movement Commitment and Minimum Mainline Movement Fee

A.	Permian/Delaware Basin System

Service	Mainline Movement Fee (per barrel)	Minimum Mainline Movement Commitment (barrels per month)

Mainline movement / Field to Mason Station	$1.400	828,854

B.	Four Corners System

Service	Mainline Movement Fee (per barrel)		Minimum Mainline Movement Commitment (barrels per month)

Pettigrew Station to Gallup refinery	$	**	17,142
Lybrook Station to Gallup refinery	$	**	102,853
Star Lake to Gallup refinery	$	**	234,695
Chaco Station to Bisti Station	$	**	11,357
Bisti Station to Gallup refinery	$	**	254,741
Bisti Injection Station to Gallup refinery	$	**	94,900
Blmfld Prod Term. To Bisti Inject. Or reverse	$	**	95,023
Bisti to Star Lake	$	**	234,695
Wingate to Gallup refinery (NGL liquids)	$	**	29,565

Schedule 4.2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 4.3

Minimum Truck Offloading Commitment and Minimum Truck Offloading Fee

A.	Permian/Delaware Basin System

Service	Minimum Truck Offloading Fee (per barrel)		Minimum Truck Offloading Commitment (barrels per month)
Mason Station	$	**	453,208
McCamey Stations	$	**	241,508

B.	Four Corners System

Service	Minimum Gathering and Injection Fee (per barrel)		Minimum Gathering and Injection Commitment (barrels per month)
Gathering (Truck Offloading)	$	**	303,762

Schedule 4.3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 4.4

Minimum Gathering and Injection Commitment and Minimum Gathering and Injection Fee

A.	Permian/Delaware Basin System

Service	Minimum Gathering and Injection Fee (per barrel)		Minimum Gathering and Injection Commitment (barrels per month)
Pipeline gathering injection into system	$	**	35,283

B.	Four Corners System

Service	Minimum Gathering and Injection Fee (per barrel)		Minimum Gathering and Injection Commitment (barrels per month)
Pipeline injection connection in system	$	**	602,667

Schedule 4.4

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 4.5

Minimum Storage Reservation Commitment and Minimum Storage Reservation Fee

A.	Permian/Delaware Basin System

Service	Minimum Storage Reservation Fee (per barrel)		Minimum Storage Reservation Commitment
Storage tanks	$	**/month	210,000 barrels

B.	Four Corners System

Service	Minimum Storage Reservation Fee (per barrel)		Minimum Storage Reservation Commitment
Storage tanks	$	**/month	356,449 barrels

Schedule 4.5

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 20.3

Stipulated Minimum Commitment

A.	Stipulated Minimum Mainline Movement Commitment – Permian/Delaware Basin System

Service	Stipulated Minimum Mainline Movement Commitment (barrels per month)
Mainline movement / Field to Mason Station	828,854

B.	Stipulated Minimum Mainline Movement Commitment – Permian/Delaware Basin System

Service	Stipulated Minimum Mainline Movement Commitment (barrels per month)
Pipeline mainline movements
Pettigrew Station to Gallup refinery	17,142
Lybrook Station to Gallup refinery	102,853
Star Lake to Gallup refinery	234,695
Chaco Station to Bisti Station	11,357
Bisti Station to Gallup refinery	254,741
Bisti Injection Station to Gallup refinery	94,900
Blmfld Prod Term. To Bisti Inject. Or reverse	95,023
Bisti to Star Lake	234,695
Wingate to Gallup refinery (NGL liquids)	29,565

C.	Stipulated Minimum Truck Offloading Commitment – Permian/Delaware Basin System

Service	Stipulated Truck Offloading Commitment (barrels per month)
Gathering (Truck Offloading):
Mason Station	453,208
McCamey Stations	241,508

D.	Stipulated Minimum Truck Offloading Commitment – Four Corners System

Service	Stipulated Minimum Truck Offloading Commitment (barrels per month)
Gathering (Truck Offloading)	303,762

Schedule 20.3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

E.	Stipulated Minimum Gathering and Injection Commitment – Permian/Delaware Basin System

Service	Minimum Gathering and Injection Commitment (barrels per month)
Pipeline gathering injection into system	35,283

F.	Stipulated Minimum Gathering and Injection Commitment – Four Corners System

Service	Minimum Gathering and Injection Commitment (barrels per month)
Pipeline injection connection in system	602,667

Schedule 20.3